                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 11, 2000
                Date of earliest event reported: February 2, 2000

                                ASK JEEVES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

            000-26521                                    94-3334199
       (Commission File No.)                   (IRS Employer Identification No.)

                5858 HORTON ST., SUITE 350, EMERYVILLE, CA 94608
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (510) 985-7400

                        --------------------------------

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         The undersigned registrant, Ask Jeeves, Inc. (the "Company"), hereby amends its Current Report on Form 8-KA previously filed with the Commission on April 11, 2000, relating to the Company's acquisition of Direct Hit Technologies, Inc. ("Direct Hit") on February 2, 2000, by means of a merger (the "Merger") among the Company, Direct Hit and Answer Acquisition Corp., a wholly owned subsidiary of the Company. Such Current Report indicated that the required financial statements and pro forma financial information have been filed with the Commission by the Company in a registration statement as set forth in Item 7 below.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The required financial statements of Direct Hit were previously filed with the Commission by the Company in the Registration Statement on Form S-1 (Registration No. 333-33586) on March 30, 2000 and are presented in this amended current report as follows.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Direct Hit Technologies, Inc.
Natick, Massachusetts

    We have audited the accompanying consolidated balance sheets of Direct Hit Technologies, Inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (April 27, 1998) to December 31, 1998 and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from inception (April 27, 1998) to December 31, 1998 and for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

    As discussed in Note 8 to the consolidated financial statements, the Company was acquired by Ask Jeeves, Inc. on February 2, 2000.

Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2000
(February 2, 2000 as to Note 8)

                         DIRECT HIT TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                              -------------   -------------
                                          ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  2,557,673    $ 11,787,942
  Short term investments....................................            --       5,124,434
  Accounts receivable, less allowances of $5,100 in 1998 and
    $83,600 in 1999.........................................       162,846       1,008,870
  Refundable advertising costs..............................            --       2,065,556
  Prepaid expenses and other current assets.................        20,830         155,402
                                                              ------------    ------------
    Total current assets....................................     2,741,349      20,142,204
                                                              ------------    ------------
Property and equipment, net.................................       170,046       1,753,446
                                                              ------------    ------------
Restricted cash.............................................            --         150,000
Other assets................................................        12,535         102,607
                                                              ------------    ------------
Total Assets................................................  $  2,923,930    $ 22,148,257
                                                              ============    ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $      7,558    $  1,364,122
  Accrued marketing expenses................................            --       2,240,621
  Accrued professional fees.................................        31,805         639,800
  Accrued compensation......................................        28,646         156,227
  Accrued expenses..........................................            --         228,454
  Other liabilities.........................................            --          45,791
  Deferred revenue..........................................        32,500         343,199
                                                              ------------    ------------
    Total current liabilities...............................       100,509       5,018,214
                                                              ------------    ------------
Commitments (Note 3)

Stockholders' Equity:
  Convertible Preferred Stock:
    Series C, $.001 par value, 4,431,265 shares authorized,
      4,431,263 issued and outstanding (liquidation
      preference, $26,299,997)..............................            --      26,279,085
    Series B, $.001 par value, 1,323,912 shares authorized,
      issued and outstanding (liquidation preference,
      $2,000,000)...........................................     1,993,110       1,993,110
    Series A, $.001 par value, 5,187,501 shares authorized,
      issued and outstanding (liquidation preference,
      $1,383,334)...........................................     1,378,334       1,378,334
  Common stock, $.001 par value; 35,000,000 shares
    authorized; 9,624,684 and 9,863,892 shares issued and
    outstanding.............................................         9,625           9,864
  Additional paid-in capital................................       733,319       9,319,903
  Deferred compensation.....................................      (498,727)     (6,924,631)
  Accumulated deficit.......................................      (792,240)    (14,925,622)
                                                              ------------    ------------
        Total stockholders' equity..........................     2,823,421      17,130,043
                                                              ------------    ------------
Total Liabilities and Stockholders' Equity..................  $  2,923,930    $ 22,148,257
                                                              ============    ============

                See notes to consolidated financial statements.

                         DIRECT HIT TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                              (APRIL 27, 1998)       FOR THE
                                                                     TO            YEAR ENDED
                                                                DECEMBER 31,      DECEMBER 31,
                                                                    1998              1999
                                                              -----------------   -------------
Revenues:
  OEM.......................................................    $    175,420      $  1,625,153
  Advertising...............................................              --           271,162
                                                                ------------      ------------
        Total revenues......................................         175,420         1,896,315
Cost of revenues:...........................................
  OEM.......................................................          51,595           630,232
  Advertising...............................................              --            73,187
                                                                ------------      ------------
                                                                      51,595           703,419
                                                                ------------      ------------
Gross profit................................................         123,825         1,192,896
                                                                ------------      ------------
Operating Expenses:
  Selling and marketing.....................................          90,332         9,950,451
  Research and development..................................         471,598         2,552,420
  General and administrative................................         150,260         1,622,868
  Equity related compensation...............................         231,775         1,792,115
                                                                ------------      ------------
        Total operating expenses............................         943,965        15,917,854
                                                                ------------      ------------
Loss from operations........................................        (820,140)      (14,724,958)
                                                                ------------      ------------
Interest/other income.......................................          27,900           591,576
                                                                ------------      ------------
Net loss....................................................    $   (792,240)     $(14,133,382)
                                                                ============      ============
Net loss per share--basic and diluted.......................    $      (0.45)     $      (3.88)
                                                                ============      ============
Shares used in per share calculation basic and diluted......       1,772,864         3,638,886
                                                                ============      ============

                See notes to consolidated financial statements.

                         DIRECT HIT TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM INCEPTION (APRIL 27, 1998) TO DECEMBER 31, 1998
                    AND FOR THE YEAR ENDED DECEMBER 31, 1999

                                                  PREFERRED STOCK            COMMON STOCK       ADDITIONAL
                                              ------------------------   --------------------    PAID-IN        DEFERRED
                                                SHARES       AMOUNT       SHARES      AMOUNT     CAPITAL      COMPENSATION
                                              ----------   -----------   ---------   --------   ----------   --------------
BALANCE AT INCEPTION (APRIL 27, 1998).......          --            --          --        --            --             --
  Issuance of common stock to founders......          --            --   7,849,998    $7,850    $  542,150    $  (550,000)
  Issuance of Series A preferred stock, net
    of issuance costs of $5,000.............   5,187,501   $ 1,378,334          --        --            --             --
  Issuance of Series B preferred stock, net
    of issuance costs of $6,890.............   1,323,912     1,993,110          --        --            --             --
  Exercise of stock options for cash........          --            --   1,774,686     1,775        10,667             --
  Deferred compensation related to grant of
    stock options...........................          --            --          --        --       180,502       (180,502)
  Amortization of deferred compensation.....          --            --          --        --            --        231,775
  Net loss..................................          --            --          --        --            --             --
                                              ----------   -----------   ---------    ------    ----------    -----------
BALANCE, DECEMBER 31, 1998..................   6,511,413     3,371,444   9,624,684     9,625       733,319       (498,727)
  Repurchase of common stock................          --            --     (22,500)      (23)         (577)            --
  Exercise of stock options for cash........          --            --     261,708       262       369,142             --
  Issuance of Series C preferred stock, net
    of issuance costs of $20,895............   4,431,263    26,279,085          --        --            --             --
  Deferred compensation related to grant of
    stock options...........................          --            --          --        --     7,993,019     (7,993,019)
  Transfer of shares to employees...........          --            --          --        --       225,000             --
  Amortization of deferred compensation.....          --            --          --        --            --      1,567,115
  Net loss..................................          --            --          --        --            --             --
                                              ----------   -----------   ---------    ------    ----------    -----------
BALANCE, DECEMBER 31, 1999..................  10,942,676   $29,650,529   9,863,892    $9,864    $9,319,903    $(6,924,631)
                                              ==========   ===========   =========    ======    ==========    ===========

                                                                  TOTAL
                                               ACCUMULATED    STOCKHOLDERS'
                                                 DEFICIT          EQUITY
                                              -------------   --------------
BALANCE AT INCEPTION (APRIL 27, 1998).......            --               --
  Issuance of common stock to founders......            --               --
  Issuance of Series A preferred stock, net
    of issuance costs of $5,000.............            --     $  1,378,334
  Issuance of Series B preferred stock, net
    of issuance costs of $6,890.............            --        1,993,110
  Exercise of stock options for cash........            --           12,442
  Deferred compensation related to grant of
    stock options...........................            --               --
  Amortization of deferred compensation.....            --          231,775
  Net loss..................................      (792,240)        (792,240)
                                              ------------     ------------
BALANCE, DECEMBER 31, 1998..................      (792,240)       2,823,421
  Repurchase of common stock................            --             (600)
  Exercise of stock options for cash........            --          369,404
  Issuance of Series C preferred stock, net
    of issuance costs of $20,895............            --       26,279,085
  Deferred compensation related to grant of
    stock options...........................            --               --
  Transfer of shares to employees...........            --          225,000
  Amortization of deferred compensation.....            --        1,567,115
  Net loss..................................   (14,133,382)     (14,133,382)
                                              ------------     ------------
BALANCE, DECEMBER 31, 1999..................  $(14,925,622)    $ 17,130,043
                                              ============     ============

                See notes to consolidated financial statements.

                         DIRECT HIT TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                               (APRIL 27, 1998)
                                                                      TO            YEAR ENDED
                                                                 DECEMBER 31,      DECEMBER 31,
                                                                     1998              1999
                                                              ------------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $   (792,240)     $(14,133,382)
                                                                 ------------      ------------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................           21,665           250,185
    Equity-related compensation.............................          231,775         1,792,115
    Changes in operating assets and liabilities:
      Accounts receivable...................................         (162,846)         (846,024)
      Prepaid expenses and other current assets.............          (20,830)       (2,200,128)
      Accounts payable and accrued expenses.................           68,009         4,607,006
      Deferred revenue......................................           32,500           310,699
                                                                 ------------      ------------
        Total adjustments...................................          170,273         3,913,853
                                                                 ------------      ------------
        Net cash used in operating activities...............         (621,967)      (10,219,529)
                                                                 ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in other assets..................................          (12,535)          (90,072)
  Purchases of short-term investments.......................               --       (20,291,434)
  Maturities of short-term investments......................               --        15,167,000
  Restricted cash deposits..................................               --          (150,000)
  Purchases of property and equipment.......................         (191,711)       (1,833,585)
                                                                 ------------      ------------
        Net cash used in investing activities...............         (204,246)       (7,198,091)
                                                                 ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock upon exercise of stock options...           12,442           369,404
  Repurchase of common stock................................               --              (600)
  Issuance of Series A preferred stock......................        1,278,334                --
  Issuance of Series B preferred stock......................        1,993,110                --
  Issuance of Series C preferred stock......................               --        26,279,085
  Proceeds from issuance of note payable....................          100,000                --
                                                                 ------------      ------------
        Net cash provided by financing activities...........        3,383,886        26,647,889
                                                                 ------------      ------------
INCREASE IN CASH AND CASH EQUIVALENTS.......................        2,557,673         9,230,269
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............               --         2,557,673
                                                                 ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................     $  2,557,673      $ 11,787,942
                                                                 ============      ============
SUPPLEMENTAL CASH FLOW INFORMATION
  Conversion of note payable to Series A preferred stock....     $    100,000                --
                                                                 ============      ============

                See notes to consolidated financial statements.

                         DIRECT HIT TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS--Direct Hit Technologies, Inc. (the "Company") provides technology that aggregates and organizes online content to enable users to quickly find relevant and accurate information, products and services. The Company was incorporated on April 27, 1998.

    The Company has a single operating segment, aggregation and organization of online content. The Company has no organizational structure dictated by product lines, geography or customer type. Revenues have been primarily derived from popularity-based search products.

    The Company has experienced net losses since its inception and, as of December 31, 1999, had an accumulated deficit of approximately $14.9 million. Such losses and accumulated deficit resulted from both the Company's lack of substantial revenue, the recent brand promotion campaign, costs incurred in the development of the Company's service and in the establishment of the Company's Web site. For the foreseeable future, the Company expects to continue to experience significant growth in its operating expenses in order to execute its current business plan, particularly those related to sales and marketing and research and development.

    STOCK SPLIT--On July 9, 1999, prior to the Series C investment, the Company's Board of Directors approved a three-for-one stock split of the Company's common and preferred stock. Shareholders of record on July 14, 1999 (the record date) received two additional shares for every share held on that date. All share and per share amounts in these consolidated financial statements and notes hereto for all periods presented have been adjusted to reflect the three-for-one stock split.

    BASIS OF PRESENTATION--The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Direct Hit Securities Corporation.

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH, CASH EQUIVALENTS AND SHORT TERM INVESTMENTS--The Company invests its cash in money market accounts, in debt securities of U.S. Government agencies, in municipal auction rate securities and in commercial paper from high quality corporate issuers. All highly liquid instruments with an original maturity of ninety days or less are considered cash equivalents and those with original maturities greater than ninety days and less than one year are considered short term investments. The municipal auction rate securities have an original maturity of thirty years (ranging from August 2026 to July 2029); however, these securities reset their rates every 28 days and allow for liquidity at this time. Based on this liquidity provision, the Company has classified these securities as cash equivalents, as management intends to utilize this liquidity provision rather than hold to maturity. The Company's short term investments in marketable securities are classified as available-for-sale and are reported at fair value, with unrealized gains and losses, if any, net of tax, recorded in stockholders' equity. Such unrealized gains and losses to date have been immaterial. Realized gains or losses and permanent declines in value, if any, on available-for-sale securities will

                         DIRECT HIT TECHNOLOGIES, INC.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) be reported in interest/other income as incurred. At December 31, 1999, effectively, all of the Company's available-for-sale debt securities mature within one year.

    RESTRICTED CASH--The Company is required to maintain a $150,000 compensating balance with a bank to support an outstanding letter of credit which is issued in favor of the Company's landlord in lieu of a deposit on leased office space.

    REVENUE RECOGNITION--Revenues are comprised of OEM revenues and advertising revenues. OEM revenues are generated through a variety of contractual arrangements, which include per-query fees and advertising revenue sharing arrangements with OEM customers. Per-query fees are recognized in the period earned, and revenues from advertising revenue sharing arrangements are recognized in the period that the advertisement is displayed through the OEM customer's Web site. When the OEM contract calls for payments based on per-query fees, revenues are recognized based on the number of Web pages accessed as reported by the OEM customer or as determined by the Company, depending on the contract. When the OEM contact provides for minimum monthly fees, such fees are recognized monthly as earned.

    Advertising revenues are derived primarily from the sale of banner advertisements on Web pages. Revenues are recognized over the term the advertisements are displayed.

    Deferred revenue is primarily comprised of payments and billings in excess of recognized revenue relating to customer contracts.

    CONCENTRATION OF CREDIT RISK--Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, short term investments and accounts receivable. Substantially all of the Company's cash and cash equivalents are managed by two financial institutions. At December 31, 1998 and 1999, the Company had cash balances at certain financial institutions in excess of federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

    Accounts receivables are typically unsecured and are derived from revenues earned from customers primarily located in the United States. The Company performs ongoing credit evaluations of its customers. The Company maintains an allowance for potential credit losses. Accordingly, the Company has provided $5,100 and $78,500 for such allowances in 1998 and 1999, respectively. The Company has not recorded any write-offs in 1998 or 1999.

    For the period from inception (April 27, 1998) through December 31, 1998, two customers accounted for 78% and 22%, respectively, of total revenues and 82% and 18%, respectively, of total receivables, at December 31, 1998. Two customers accounted for 45% and 12%, respectively, of total revenues for the year ended December 31, 1999. Three customers accounted for 37%, 13% and 12%, respectively, of total receivables at December 31, 1999.

    DEPRECIATION AND AMORTIZATION--Property and equipment, including leasehold improvements, are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and recognizes impairments, if any, based on expected discounted future cash flows.

                         DIRECT HIT TECHNOLOGIES, INC.

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)
    INCOME TAXES--Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on currently available evidence, are not expected to be realized.

    COST OF REVENUES--Cost of revenues consist primarily of expenses associated with the ongoing maintenance and support of our products, including compensation and employee-related expenses, consulting fees, equipment costs, networking, bandwidth, adserving and other related indirect costs. These costs are allocated between OEM and advertising based on pageviews served for the respective Web sites. The Company enters into contracts for bandwidth with third-party network providers.

    RESEARCH AND DEVELOPMENT--Research and development expenses consist primarily of compensation and employee-related expenses, equipment costs, and fees for professional services related to the continued development and enhancement of our product offerings.

    Costs incurred in the engineering and development of the Company's product are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility (as defined by of Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed") and capitalized thereafter.

    The Company also has incurred expenditures on software used to both facilitate internal processes and create and maintain its Web site. The Company has adopted Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met. Costs eligible for, and capitalized under SFAS No. 86 and SOP 98-1 have been insignificant to date.

    MARKETING AND ADVERTISING COSTS--Selling and marketing expenses consist primarily of advertising and other marketing-related expenses, compensation and employee-related expenses, sales commission and travel costs. Advertising costs are expensed as incurred and totaled $0 and $6.4 million for the period from inception (April 27, 1998) through December 31, 1998 and for the year ended December 31, 1999, respectively. During 1999 the Company paid, in advance, certain advertising costs related to programs that were subsequently cancelled. Pursuant to the terms and conditions of these advertising arrangements, the Company is entitled to a refund and, accordingly, the Company has recorded the refunds due in current assets. Pursuant to other terms and condition of other advertising arrangements entered into by the Company, obligations to pay certain advertising costs have been incurred and recorded as liabilities at December 31, 1999.

    STOCK-BASED COMPENSATION--The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized on a straight line basis over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the exercise price.

                         DIRECT HIT TECHNOLOGIES, INC.

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)
    NET LOSS PER SHARE--Basic net loss per share is computed using the weighted average number of common shares outstanding during the period adjusted for those restricted shares that are contingently returnable. Diluted net loss per share is computed using the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential common stock. Potential common stock consists of convertible preferred stock, restricted common stock that is contingently returnable, and stock options. For the period from inception (April 27, 1998) to December 31, 1998 and for the year ended
December 31, 1999, options to purchase 72,510 and 1,437,646 shares of common stock, respectively, restricted common stock of 7,071,093 and 5,036,311 shares, respectively, that is contingently returnable and preferred stock convertible into 6,511,413 and 10,942,676 shares of common stock, respectively, were excluded from the calculation since their inclusion would be antidilutive.

    FINANCIAL INSTRUMENTS--The Company's financial instruments include cash, accounts receivable, accounts payable, and accrued expenses. At December 31, 1998 and December 31, 1999, the fair values of these instruments approximated their financial statement carrying amounts.

    COMPREHENSIVE LOSS--Comprehensive loss is the same as net loss for all periods presented.

    NEW ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement, as amended, is effective for fiscal years beginning after June 15, 2000. The Company has evaluated the impact of adopting SFAS No. 133 and, based on its current business activities, believes that it will not have a material effect on its consolidated financial statements.

2.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                        ESTIMATED
                                                          USEFUL     DECEMBER 31,    DECEMBER 31,
                                                          LIVES          1998            1999
                                                        ----------   -------------   -------------
Property and equipment:
  Computer equipment and software                       3 years        $  149,298      $1,717,569
  Furniture and fixtures..............................  7 years            39,788         122,704
  Office equipment....................................  5 years             2,625          67,049
  Leasehold improvements..............................  lease term             --         117,974
                                                                       ----------      ----------
        Total.........................................                    191,711       2,025,296
Less: accumulated depreciation                                            (21,665)       (271,850)
                                                                       ----------      ----------
        Property and equipment, net...................                 $  170,046      $1,753,446
                                                                       ==========      ==========

3.  COMMITMENTS

    The Company leases office space under operating leases expiring through October 2002. Certain of the leases contain renewal options. Some of the leases provide for increasing rents over

                         DIRECT HIT TECHNOLOGIES, INC.

3.  COMMITMENTS (CONTINUED)
the terms of the leases; total rent under these leases is being spread ratably over the lease terms. The Company has sublet certain office space over the remainder its lease term at an amount that approximates the Company's obligation under the lease.

    Total rent expense was $32,417 for the period from inception (April 27, 1998) through December, 31, 1998, and $272,766 for the year ended December 31, 1999. Rental income from the sublease amounted to $25,706 for the year ended December 31, 1999 and is recorded, net of expense, in general and administrative expense.

    Future minimum annual lease payments under noncancelable operating leases, net of sublease income, as of December 31, 1999 are as follows:

2000........................................................  $747,413
2001........................................................   753,086
2002........................................................   406,395

4.  PREFERRED STOCK

    CONVERTIBLE PREFERRED STOCK--The authorized preferred stock of the Company consists 10,942,678 shares of preferred stock with a par value of $0.001, of which 5,187,501 shares are designated as Series A convertible preferred stock ("Series A preferred stock"), 1,323,912 shares are designated as Series B convertible preferred stock ("Series B preferred stock"), and 4,431,265 shares are designated as Series C convertible preferred stock ("Series C preferred stock").

    SERIES A CONVERTIBLE PREFERRED STOCK--On May 22, 1998, the Company issued 5,187,501 shares of Series A preferred stock at $0.2667 per share to investors for total consideration, including the conversion of two 8% promissory notes amounting to $100,000, of $1,378,334 (net of offering costs of $5,000). The Series A preferred stock is convertible into common stock, on a one-for-one basis, at any time by the holders. The holders of the Series A preferred stock have voting rights equivalent to the number of shares of common stock into which their shares of Series A preferred stock convert. The Series A preferred stock earns non-cumulative dividends when and if declared in the amount of $0.0213 per share. Upon liquidation, after setting apart or paying in full the preferential amounts due the holders of Series C preferred stock, holders of Series A preferred stock are entitled to receive, out of funds then generally available, in conjunction with holders of Series B preferred stock and prior to any payment with respect to the holders of common stock, $0.2667 per share, plus any declared and unpaid dividends, thereon. Following payment to holders of all other classes of preferred stock to which the Series A preferred stock is subordinate, holders of Series A preferred stock are then entitled to share in remaining available funds on an "as-if converted" basis with holders of common stock.

    SERIES B CONVERTIBLE PREFERRED STOCK--On November 12, 1998, the Company issued 1,323,912 shares of Series B preferred stock at $1.51067 per share to investors for total consideration of $1,993,110 (net of offering costs of $6,890). The Series B preferred stock is convertible into common stock, on a one-for-one basis, at any time by the holders. The holders of the Series B preferred stock have voting rights equivalent to the number of shares of common stock into which their shares of Series B preferred stock convert. The Series B preferred stock earns non-cumulative dividends when and if declared in the amount of $0.121 per share. Upon

                         DIRECT HIT TECHNOLOGIES, INC.

4.  PREFERRED STOCK (CONTINUED)
liquidation, after setting apart or paying in full the preferential amounts due the holders of Series C preferred stock, holders of Series B preferred stock are entitled to receive, out of funds then generally available, in conjunction with holders of Series A preferred stock and prior to any payment with respect to the holders of common stock, $1.51067 per share, plus any declared and unpaid dividends, thereon. Following payment to holders of all other classes of preferred stock to which the Series B preferred stock is subordinate, holders of Series B preferred stock are then entitled to share in remaining available funds on an "as-if converted" basis with holders of common stock.

    In addition, as long as any shares of Series B preferred stock are outstanding, the Company shall not, without first obtaining approval by vote or written consent of the holders of at least a majority of the total number of shares of Series B preferred stock outstanding, voting together as a class, undertake or effect any reorganization event (as defined) in which the value of the consideration to be received per share of Series B preferred stock in such transaction is less than 150% of the original Series B issue price of $1.51067 per share.

    SERIES C CONVERTIBLE PREFERRED STOCK--On July 16, 1999, the Company issued 4,431,263 shares of Series C preferred stock at $5.9351 per share to investors for total consideration of $26,279,085 (net of offering costs of $20,895). The Series C preferred stock is convertible into common stock, on a one-for-one basis, at any time by the holders. The holders of the Series C preferred stock have voting rights equivalent to the number of shares of common stock into which their shares of Series C preferred stock convert. The Series C preferred stock earns non-cumulative dividends when declared in the amount of $0.4748 per share. Upon liquidation, holders of Series C preferred stock are entitled to receive, out of funds then generally available dividends previously declared or accrued and a per share amount as follows: i) $8.90265 per share if the consideration received in a liquidation is $2.99 per fully diluted share of common stock or less ii) $10.386425 per share if the consideration received in a liquidation is between $3.00 and $8.96 per fully diluted share of common stock iii) $11.8702 per share if the consideration received in a liquidation is between $8.97 and $11.96 per fully diluted share of common stock or iv) $5.9351 per share if the consideration received in a liquidation is over $11.96 per fully diluted share of common stock.

    AUTOMATIC CONVERSION--The preferred stock will automatically be converted into shares of common stock upon the closing of a public offering of common stock at an offering price of at least $11.8702 per share that values the Company at not less than $253 million and results in gross proceeds to the Company of at least $20 million.

5.  COMMON STOCK

    The Company's Certificate of Incorporation was amended on July 14, 1999 to increase the number of authorized shares of common stock from 10,000,000 to 35,000,000 shares.

    The Company's Certificate of Incorporation precludes the payment of dividends to shareholders of common stock so long as any shares of Series A, B or C preferred stock are issued and outstanding.

    FOUNDERS SHARES--On April 28, 1998 the Company issued to the two founders of the Company 2,943,750 and 4,906,248 shares of restricted common stock (the "Founders Shares"), respectively, at a per share price of $0.0003.

                         DIRECT HIT TECHNOLOGIES, INC.

5.  COMMON STOCK (CONTINUED)
    The Founder Stock Purchase Agreement relating to 2,943,750 shares of common stock provided for vesting of 10% of the shares upon the issuance of the Series A preferred stock and the remaining 90% vest ratably over four years.

    The Founder Stock Purchase Agreement relating to 4,906,248 shares of common stock were issued to a founder as part of the initial capitalization of the Company including his contribution and development of certain technology pursuant to the terms of an Exclusive Patent License Agreement. Upon issuance of the Series A preferred stock 25% of his shares became immediately vested. The remaining balance of these Founder Shares vest ratably over four years. On
July 6, 1999 the founder transferred 60,000 of his restricted Founders shares to two employees for past services rendered. The fair value of these shares, approximating $225,000, was charged to expense.

    The Company has determined that the measurement date for the founders shares coincided with the issuance of the Series A preferred stock. During 1998, the Company recognized deferred compensation of $550,000, based on the fair value of the common shares on that day, to be amortized over the vesting period. Accordingly, the Company has recorded compensation expense of approximately $174,000 and $111,000 for the period from inception (April 27, 1998) through December, 31, 1998 and the year ended December 31, 1999, respectively.

    The Company has the right to repurchase unvested shares at the amount paid. The Company's right to repurchase the unvested shares terminates if the founder is terminated by the Company without cause, upon a change in control or upon the effectiveness of the Company's initial public offering.

    Restricted shares include the Founders Shares and shares purchased pursuant to the Company's 1998 and 1998-A stock Option Plans (the "Option Plans").

    Restricted shares activity since inception follows:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                        NUMBER OF    PURCHASE
                                                          SHARES      PRICE
                                                        ----------   --------
Outstanding at inception (April 27, 1998).............          --        --
  Issued for Founders Shares and stock option
    exercises.........................................   9,624,684   $ 0.001
  Repurchased.........................................          --        --
  Lapse of restriction due to vesting.................  (2,553,591)    0.001
                                                        ----------
Outstanding at December 31, 1998......................   7,071,093     0.001
  Issued for stock option exercises...................     261,708     1.403
  Repurchased.........................................     (45,000)   (0.027)
  Issued from treasury shares.........................      22,500     0.027
  Lapse of restriction due to vesting.................  (2,273,990)    0.011
                                                        ----------
Outstanding at December 31, 1999......................   5,036,311   $ 0.070
                                                        ==========   =======

    STOCK OPTIONS--The Company's Option Plans provided for the granting of stock options to purchase up to 1,962,501 shares of the Company's common stock. In 1998, the Company's shareholders ratified and approved to increase the number of shares available for grant by 225,000 to a total of 2,187,501 for the Option Plans. In 1999 the Company's shareholders ratified and

                         DIRECT HIT TECHNOLOGIES, INC.

5.  COMMON STOCK (CONTINUED)
approved to increase the number of shares available for grant by 1,600,000, to a total of 3,787,501 for the Option Plans. Options may be granted to employees, officers, directors and consultants of the Company with terms of up to 10 years. The options can be granted at such prices and vesting schedules as the Board of Directors (the "Board") may determine; however ISO's cannot be granted at less than 100% and nonqualified options cannot be granted at less than 85% of the stock's fair market value at the date of grant.

    Options generally vest over 48 months as follows: (i) 25% 12 months from the date of grant and (ii) the remaining 75% thereafter at 2.0833% per month. In the event of a change of control of the Company (as defined in the Option Plan), the vesting of 25% of the remaining unvested shares will automatically be accelerated. In the event of termination after change in control (as defined in the Option Plans), the vesting of 25% of the remaining unvested shares will automatically be accelerated. Certain of the Company's senior management team have a special provision related to termination after change in control that automatically accelerates the vesting of 100% of the remaining unvested shares.

    Generally, the Option Plans provide that the option holders may exercise their stock options immediately. Shares issued upon exercise of such options are restricted and will continue to vest under the terms of the option agreement.

    Stock option activity since inception is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                                SHARES       PRICE
                                                              ----------   ---------
Outstanding at inception....................................          --        --
  Granted...................................................   1,929,372     $0.02
  Exercised.................................................  (1,774,686)     0.01
  Canceled, forfeited or expired............................     (82,176)     0.27
                                                              ----------     -----
Outstanding and exercisable, December 31, 1998..............      72,510     $0.10
  Granted...................................................   1,672,500      1.88
  Exercised.................................................    (284,208)     1.29
  Canceled, forfeited or expired............................     (23,156)     0.49
                                                              ----------     -----
Outstanding and exercisable, December 31, 1999..............   1,437,646     $1.94
                                                              ==========     =====

    Included in options granted for the period from inception (April 27, 1998) through December 31, 1998, and for the year ended December 31, 1999 are options to purchase 218,748 and 95,500 shares, respectively, granted to consultants, resulting in deferred compensation of approximately $59,000 and $1,995,000 in 1998 and 1999, respectively. Compensation expense is being recognized over the vesting period based on fair value pursuant to SFAS No. 123 and EITF No. 96-18. Accordingly, the total amount of compensation expense to be recognized, for stock options granted to consultants, will increase or decrease over the vesting period based on changes in the fair value of such stock options. Total expense for the period from inception (April 27, 1998) through December 31, 1998 and for the year ended December 31, 1999, related to these options is approximately $36,000 and $960,000, respectively.

                         DIRECT HIT TECHNOLOGIES, INC.

5.  COMMON STOCK (CONTINUED)
    For financial reporting purposes, the deemed fair value of the common stock at the dates of stock option grants to employees resulted in deferred compensation of approximately $122,000 for the period from inception (April 27, 1998) through December 31, 1998 and $5,998,000 for the year ended December 31, 1999. These charges are being recognized ratably over the vesting period. Compensation expense for options to employees was approximately $22,000 for the period from inception (April 27, 1998) through December 31, 1998 and approximately $496,000 for the year ended December 31, 1999.

    The weighted average fair value of options granted for the period from inception (April 27, 1998) through December 31, 1998 and the year ended December 31, 1999 were $0.07 and $5.75, respectively. The following table summarizes information about stock options outstanding at December 31, 1999:

                                                                      VESTED
                                       WEIGHTED                ---------------------
                                        AVERAGE     WEIGHTED                WEIGHTED
                          NUMBER       REMAINING    AVERAGE                 AVERAGE
      EXERCISE          OF OPTIONS    CONTRACTUAL   EXERCISE     NUMBER     EXERCISE
       PRICES           OUTSTANDING      LIFE        PRICE     OF OPTIONS    PRICE
---------------------   -----------   -----------   --------   ----------   --------
        $0.03                3,000        8.51       $0.03        3,000      $0.03
        0.17               207,000        9.12        0.17       13,833       0.17
        0.30                90,000        9.35        0.30        8,500       0.30
        0.45               108,000        9.51        0.45        1,417       0.45
        1.78               315,646        9.60        1.78           --         --
        2.30               338,000        9.67        2.30          500       2.30
        2.82               115,000        9.72        2.82          875       2.82
        3.34                33,500        9.84        3.34          500       3.34
        3.86               204,500        9.92        3.86           --         --
        4.38                20,500        9.96        4.38           --         --
        7.52                 2,500        9.99        7.52           --         --
---------------------    ---------        ----       -----       ------      -----
     $.03--$7.52         1,437,646        9.59       $1.94       28,625      $0.38
=====================    =========        ====       =====       ======      =====

    The weighted average remaining contractual life of the options at December 31, 1998 was 9.75 years.

    Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models. For purposes of determining the disclosure required by SFAS No. 123, the Black Scholes valuation method was used with the following assumptions: expected life, 5 years, a risk-free rate of return of 5.5%, expected volatility of 107% and no expected dividends.

                                                   PERIOD FROM
                                                    INCEPTION
                                                 (APRIL 27, 1998)
                                                     THROUGH         YEAR ENDED
                                                   DECEMBER 31,     DECEMBER 31,
                                                       1998             1999
                                                 ----------------   -------------
Net loss as reported...........................    $   (792,240)    $(14,133,382)
Net loss pro forma.............................    $   (811,187)    $(14,224,652)

                         DIRECT HIT TECHNOLOGIES, INC.

6.  INCOME TAXES

    The components of the Company's net deferred tax accounts consisted of the following:

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                              -------------   -------------
Current assets:
  Deferred compensation.....................................   $    95,028     $   479,028
  Research and development credits..........................        30,553         202,257
                                                               -----------     -----------
                                                                   125,581         681,285
                                                               -----------     -----------
Long-term assets (liabilities):
  Net operating loss carryforwards..........................       319,035       5,065,488
  Depreciation..............................................        (2,499)        (46,499)
                                                               -----------     -----------
                                                                   316,536       5,018,989
                                                               -----------     -----------
  Net deferred tax assets before valuation allowance........       442,117       5,700,274
  Less: valuation allowance.................................      (442,117)     (5,700,274)
                                                               -----------     -----------
  Net deferred tax assets...................................   $        --     $        --
                                                               ===========     ===========

    A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. Accordingly, because of the Company's limited operating history, management has provided a valuation allowance for the full amount of the deferred tax asset due to the uncertainty of realization.

    The Company has available for future periods federal and state tax net operating loss carryforwards and research and development credits of approximately $13.2 million and $202,000, respectively, as of December 31, 1999. The net operating loss carryforwards expire beginning in 2013 and 2003 for federal and state tax purposes, respectively. The federal research and development credits begin to expire in 2013. The Company did not pay any income taxes in 1998 or 1999.

    Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be utilized annually to offset future taxable income and income tax liabilities. The amount of any annual limitation is determined based upon the Company's value prior to an ownership change.

7.  BENEFIT PLAN

    The Company maintains a 401(k) Profit Sharing Plan (the "Plan") for its full-time employees. Each participant in the Plan may elect to contribute from 1% to 20% of his or her annual compensation to the Plan. The Company does not match employee contributions. Under the Plan, all participants are fully vested and all benefits and accounts can not be forfeited for any reason.

8.  SUBSEQUENT EVENT

    On January 25, 2000, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger") to be acquired by Ask Jeeves, Inc. ("Ask Jeeves") for consideration

                         DIRECT HIT TECHNOLOGIES, INC.

8.  SUBSEQUENT EVENT (CONTINUED)
of 4,751,878 shares of Ask Jeeves common stock for substantially all of the outstanding common and preferred stock of the Company and 331,596 shares to be issued upon exercise of outstanding stock options of the Company assumed as part of the Merger. Ask Jeeves develops and deploys natural-language corporate and consumer service on the Internet for consumers and companies. The closing of the Merger occurred on February 2, 2000.

                                  * * * * * *

           (b)  PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

         The required pro forma condensed combined financial information relating to the Merger was previously filed with the Commission by the Company in the Registration Statement on Form S-1 (Registration No. 333-33586) on March 30, 2000.

           (c)  EXHIBITS

           The following Exhibit is filed as part of this report:

         *2.1 Agreement and Plan of Merger and Reorganization, dated February 2, 2000, by and among Ask Jeeves, Inc., a Delaware corporation, Answer Acquisition Corp., a Delaware corporation, and Direct Hit Technologies, Inc., a Delaware corporation (included as Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000)

       *99.1 Press Release dated as of January 25, 2000, entitled "Ask Jeeves to Acquire Direct Hit Technologies, Adding Automated Search Technology to Connect Customers to Answers" (previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000).

       *99.2 Press Release dated as of February 10, 2000, entitled "Ask Jeeves, Inc. Completes Acquisition of Direct Hit Technologies, Inc." (previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000).

         *Previously filed with the Securities and Exchange Commission on February 14, 2000 on the Company's Current Report on Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ASK JEEVES, INC.

Dated:  August 11, 2000                   By:      /s/ Cynthia Pevehouse
                                             -----------------------------------
                                              Cynthia Pevehouse
                                              General Counsel and Secretary

                                INDEX TO EXHIBITS

       *2.1 Agreement and Plan of Merger and Reorganization, dated February 2, 2000, by and among Ask Jeeves, Inc., a Delaware corporation, Answer Acquisition Corp., a Delaware corporation, and Direct Hit Technologies, Inc., a Delaware corporation (included as Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000)

       *99.1 Press Release dated as of January 25, 2000, entitled "Ask Jeeves to Acquire Direct Hit Technologies, Adding Automated Search Technology to Connect Customers to Answers" (previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000).

       *99.2 Press Release dated as of February 10, 2000, entitled "Ask Jeeves, Inc. Completes Acquisition of Direct Hit Technologies, Inc." (previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K as filed with the Commission on February 14, 2000).

         *Previously filed with the Securities and Exchange Commission on February 14, 2000 on the Company's Current Report on Form 8-K.